Exhibit 99.1

For Immediate Release

For more information:

Rick Russo Chief Financial Officer Captiva Software Corporation 858/320-1000 rrusso@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 818/556-3700 ir@mkr-group.com

CAPTIVA REPORTS RECORD SECOND QUARTER

FINANCIAL RESULTS

Total Revenues Increase 20%, Software Revenues Increase 28%, Non-GAAP

Operating Income Increases 51% and Non-GAAP Diluted EPS

Increases 45% over Q2 of 2004

SAN DIEGO, CA, AUGUST 3, 2005—Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced financial results for its second quarter ended June 30, 2005.

Total revenues were a Q2 record $20.2 million, an increase of 20% compared to $16.8 million in 2004, and software revenues increased to $10.8 million, up 28% from $8.4 million in 2004. Non-GAAP operating income was $3.3 million, an increase of 51% over $2.2 million in 2004, and non-GAAP diluted earnings per share (EPS) was $0.16, an increase of 45% over $0.11 in 2004. GAAP operating income was $2.0 million, an increase of 51% over $1.4 million in 2004, and GAAP diluted EPS was $0.10, an increase of 43% over $0.07 in 2004. Non-GAAP numbers have been adjusted to exclude certain items, and a reconciliation of the specific adjustments to GAAP results is included in the table below titled “Reconciliation of GAAP Net Income to Non-GAAP Net Income.”

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Cash and cash equivalents were $20.0 million at June 30, 2005, a decrease of $12.7 million from March 31, 2005. This decrease was attributable to the acquisition of SWT SA, which closed on May 27, 2005.

Second Quarter Highlights:

•	Captiva closed on the acquisition of SWT SA.

•	Total revenues increased to $20.2 million, up 20% from $16.8 million in 2004.

•	Software revenues increased to $10.8 million, up 28% from $8.4 million in 2004.

•	Non-GAAP operating income increased to $3.3 million, up 51% from $2.2 million in 2004.

•	Non-GAAP diluted EPS increased to $0.16, up 45% from $0.11 in 2004.

•	48 new customers were acquired, including Countrywide Financial, France Telecom, the Illinois Department of Revenue, the New York Stock Exchange, the Russian Patent Office and the US Immigration and Naturalization Service.

•	Captiva won Best Practices and Best of Show awards at AIIM’s 2005 Conference and Exposition in Philadelphia.

•	Captiva was added to the new Russell Microcap™ Index.

“We’re pleased with our record second quarter financial performance and that we were able to achieve significant year-over-year increases in total revenues, software revenues, operating income and earnings on both a non-GAAP and GAAP basis compared to the second quarter of 2004,” said Reynolds C. Bish, Captiva’s President and CEO. “We’re particularly pleased to have achieved such continued growth despite the unavoidable distractions associated with the acquisition and integration of SWT. The assimilation of SWT into Captiva has, however, progressed as well or better than we expected. As a result, we are happy to report that on a non-GAAP basis this portion of our business performed as expected during the

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 3

period from the closing of the SWT acquisition through the end of the second quarter and that we now expect it to approximately break even during the third quarter and be accretive during the fourth quarter of this year.”

“Given our achievements in the first half of this year, we remain optimistic about our prospects for the remainder of 2005,” added Mr. Bish. “Including the operations of SWT, we are again raising our guidance for 2005 and now expect total revenues to be between $84.0 and $86.0 million and non-GAAP diluted EPS to be in the range of $0.62 to $0.64. For the third quarter of 2005, we expect total revenues to be in the range of $21.0 to $21.5 million, and non-GAAP diluted EPS to be in the range of $0.15 to $0.16. This would equate to GAAP diluted EPS of between $0.38 to $0.42 for the year and $0.09 and $0.11 for the third quarter. It’s important to note that we continue to expect our hardware and other revenues to decline further as a percentage of total revenues during the remainder of 2005, and that this guidance therefore implies at least 30% year-over-year growth in software revenues, which we view as a key driver of our business.”

Use of Non-GAAP Financial Information

To assist in making comparisons of current and prior period results, both non-GAAP and GAAP consolidated statements of operations are presented below. To supplement the company’s results of operations presented on a GAAP basis, the company uses additional non-GAAP measures of gross profit, income from operations, net income and earnings per share adjusted to exclude certain expenses. The company’s management uses these non-GAAP measures to monitor the performance of its ongoing operations as compared against prior periods, and management believes that providing these non-GAAP measures to investors will enhance investors’ understanding of the company operations, allow for potentially more meaningful comparisons of the company’s operating results against prior periods, and help investors identify trends in the company’s results of operations. The adjustments exclude

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 4

certain one-time charges that do not relate to the company’s operations, such as acquisition and restructuring costs and a charge related to the write-off of withdrawn stock offering costs. The adjustments also exclude the write-off of in-process research and development and the amortization of purchased intangible assets which are non-cash GAAP charges resulting from the company’s acquisitions of businesses. These non-GAAP results are a primary indicator that management uses as a basis for planning and forecasting future periods. Each of these adjustments to the company’s GAAP results are made with the intent of providing management and investors a more complete understanding of the company’s core operations and the company’s marketplace performance by excluding GAAP charges that management believes do not measure the performance of the company’s current operations. By excluding these charges, management believes that it and its investors can more meaningfully compare performance of the company’s current operations against historical operating results. To the extent that the adjustments exclude recurring items, such as the amortization of purchased intangible assets, the non-GAAP results may not fully account for the cost of purchased businesses over time, however, information with regard to such recurring items are provided in the GAAP results below. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross profit, income from operations, net income or earnings per share prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Non-GAAP Results

The non-GAAP consolidated condensed results of operations for the quarters and six months ended June 30, 2005 and 2004 exclude amortization expense related to purchased intangible assets. The non-GAAP results for the quarters ended June 30, 2005 and 2004, and the six months ended June 30, 2004, exclude charges related to the write-off of in-process research and development. The non-GAAP results for the quarter and six months ended June 30, 2005

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 5

excludes acquisition and restructuring charges related to our acquisition of SWT. The non-GAAP results of operations for the quarter and six months ended June 30, 2004 excludes a charge related to the write off of withdrawn stock offering costs. A reconciliation of specific adjustments to GAAP results is included in the table below titled “Reconciliation of GAAP Net Income to Non-GAAP Net Income.”

Revenues for Q2 of 2005 were $20.2 million, an increase of 20% compared to revenues of $16.8 million for Q2 of 2004. Revenues for the six months ended June 30, 2005 were $37.8 million, an increase of 16% compared to revenues of $32.7 million for the six months ended June 30, 2004.

Non-GAAP operating income for Q2 of 2005 increased to $3.3 million, compared to non-GAAP operating income of $2.2 million for Q2 of 2004. Non-GAAP operating income for the six months ended June 30, 2005 increased to $5.9 million, compared to non-GAAP operating income of $3.6 million for the six months ended June 30, 2004.

Non-GAAP net income for Q2 of 2005 increased to $2.2 million, or $0.16 per diluted share, compared to non-GAAP net income of $1.4 million, or $0.11 per diluted share, in Q2 of 2004. Non-GAAP net income for the six months ended June 30, 2005 increased to $3.8 million, or $0.28 per diluted share, compared to non-GAAP net income of $2.3 million, or $0.17 per diluted share, for the six months ended June 30, 2004.

GAAP Results

Revenues for Q2 of 2005 were $20.2 million, an increase of 20% compared to revenues of $16.8 million for Q2 of 2004. Revenues for the six months ended June 30, 2005 were $37.8 million, an increase of 16% compared to revenues of $32.7 million for the six months ended June 30, 2004.

Operating income for Q2 of 2005 increased to $2.0 million, compared to operating income of $1.4 million for Q2 of 2004. Operating income for the six months ended June 30,

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 6

2005 was $4.0 million, compared to operating income of $2.1 million for the six months ended June 30, 2004.

Net income for Q2 of 2005 increased to $1.4 million, or $0.10 per diluted share, compared to net income of $0.9 million, or $0.07 per diluted share, in Q2 of 2004. Net income for the six months ended June 30, 2005 was $2.6 million, or $0.19 per diluted share, compared to $1.3 million, or $0.10 per diluted share in the six months ended June 30, 2004.

Cash and cash equivalents totaled $20.0 million at June 30, 2005, compared to $32.7 million of cash and cash equivalents at March 31, 2005. This decrease was attributable to the expenditure of $15.8 million in cash related to the acquisition of SWT SA, net of cash acquired.

Corporate Conference Call

Captiva management will host a conference call today at 1:30 p.m. PST (4:30 p.m. EST) to review these results and other corporate events. Reynolds C. Bish, Captiva’s President and CEO, and Rick Russo, Captiva’s CFO, will be on line and take part in a question and answer session.

The call can be accessed by dialing 1-800-218-0204 and giving the company name, “Captiva.” Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following three business days by dialing 1-800-405-2236 and entering the following pass code: 11032709#.

The call can also be accessed live on the web via the following link: http://phx.corporate-ir.net/playerlink.zhtml?c=77421&s=wm&e=1066749. This link will also provide an instant replay of the conference call. The link can also be accessed from the investor relations section of Captiva’s web site at www.captivasoftware.com/Investors/.

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 7

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Captiva. All statements in this press release that are not strictly historical are forward-looking statements. Forward-looking statements relating to expectations about future events or results are based upon information available to Captiva as of today’s date. Captiva assumes no obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Captiva and actual results may vary materially from the results and expectations discussed. The revenues and earnings of Captiva and its ability to achieve planned business objectives are subject to a number of factors that make estimation of future operating results uncertain. These factors include increased competition; risks associated with new product strategies and the evolving and varying demand for software products; risks related to the integration of Captiva’s merged businesses; the ability of Captiva to expand its operations; risks relating to litigation, including litigation over intellectual property rights; general technological and economic factors; and the other risks detailed from time to time in each of Captiva’s periodic reports and other documents filed with the Securities and Exchange Commission, including, but not limited to, Captiva’s report on Form 10-K for the fiscal year ended December 31, 2004, quarterly reports on Form 10-Q and current reports on Form 8-K.

-financial statements to follow-

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Captiva Software Corporation

Non-GAAP Consolidated Condensed Statements of Operations

(unaudited; in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenues:
Software	$10,795	$8,426	$19,619	$15,104
Services	7,850	6,891	15,219	13,808
Hardware and other	1,545	1,485	2,946	3,752

Total revenues	20,190	16,802	37,784	32,664
Cost of revenues:
Software	1,024	1,179	2,235	2,025
Services	2,824	2,524	5,421	5,171
Hardware and other	1,205	1,229	2,256	3,053

Total cost of revenues *	5,053	4,932	9,912	10,249

Gross profit *	15,137	11,870	27,872	22,415

Operating expenses:
Research and development	2,830	2,506	5,241	5,197
Sales, general and administrative	8,974	7,152	16,707	13,618

Total operating expenses *	11,804	9,658	21,948	18,815

Income from operations *	3,333	2,212	5,924	3,600
Other income, net	136	58	267	129

Income before income taxes *	3,469	2,270	6,191	3,729
Provision for income taxes *	1,258	885	2,359	1,454

Net income *	$2,211	$1,385	$3,832	$2,275

Earnings per share *:
Basic	$0.18	$0.12	$0.31	$0.20
Diluted	$0.16	$0.11	$0.28	$0.17
Shares used in computing earnings per share:
Basic	12,549	11,481	12,450	11,242
Diluted	13,644	13,116	13,537	13,046

*	These line items represent non-GAAP financial measures. Accordingly, the above non-GAAP Consolidated Condensed Statement of Operations is not presented in accordance with accounting principles generally accepted in the United States of America (GAAP). This non-GAAP Consolidated Condensed Statement of Operations should be read only in conjunction with the Consolidated Condensed Statement of Operations prepared in accordance with GAAP, herein, and the following reconciliation of GAAP net income to non-GAAP net income.

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 9

Captiva Software Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(unaudited; in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
GAAP net income	$1,400	$861	$2,630	$1,338
Reconciling items:
Amortization of purchased intangible assets	746	654	1,403	1,265
Acquisition and restructuring charges	429	—	429	—
Write-off of in-process research and development	110	—	110	66
Write-off of withdrawn stock offering costs	—	205	—	205

Total non-GAAP adjustments to earnings from operations and income before taxes	1,285	859	1,942	1,536
Income tax effect on reconciling items	(474)	(335)	(740)	(599)

Non-GAAP net income	$2,211	$1,385	$3,832	$2,275

CAPTIVA REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS /Page 10

Captiva Software Corporation

GAAP Consolidated Condensed Statements of Operations

(unaudited; in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenues:
Software	$10,795	$8,426	$19,619	$15,104
Services	7,850	6,891	15,219	13,808
Hardware and other	1,545	1,485	2,946	3,752

Total revenues	20,190	16,802	37,784	32,664
Cost of revenues:
Software	1,024	1,179	2,235	2,025
Services	2,824	2,524	5,421	5,171
Hardware and other	1,205	1,229	2,256	3,053
Amortization of purchased intangibles	746	654	1,403	1,265

Total cost of revenues	5,799	5,586	11,315	11,514

Gross profit	14,391	11,216	26,469	21,150

Operating expenses:
Research and development	2,830	2,506	5,241	5,197
Sales, general and administrative	8,974	7,152	16,707	13,618
Acquisition and restructuring charges	429	—	429	—
Write-off of in-process research and development	110	—	110	66
Write-off of withdrawn stock offering costs	—	205	—	205

Total operating expenses	12,343	9,863	22,487	19,086

Income from operations	2,048	1,353	3,982	2,064
Other income, net	136	58	267	129

Income before income taxes	2,184	1,411	4,249	2,193
Provision for income taxes	784	550	1,619	855

Net income	$1,400	$861	$2,630	$1,338

Earnings per share:
Basic	$0.11	$0.07	$0.21	$0.12
Diluted	$0.10	$0.07	$0.19	$0.10
Shares used in computing earnings per share:
Basic	12,549	11,481	12,450	11,242
Diluted	13,644	13,116	13,537	13,046

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Captiva Software Corporation

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2005 *	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$19,954	$27,273
Accounts receivable, net	13,812	13,612
Other current assets	2,748	3,301

Total current assets	36,514	44,186
Property and equipment, net	1,736	1,355
Goodwill and intangibles, net	33,814	13,441
Other assets	467	1,558

Total assets	$72,531	$60,540

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accruals	$13,249	$9,342
Deferred revenue	14,084	13,296

Total current liabilities	27,333	22,638
Deferred revenue	479	496
Other liabilities	919	359
Total stockholders’ equity	43,800	37,047

Total liabilities and stockholders’ equity	$72,531	$60,540

*	The balance sheet at June 30, 2005 includes balances related to SWT SA that are preliminary and subject to change upon our completion of the allocation of the SWT SA purchase price.